Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-131929 and No. 333-100101) of Chase Corporation of our report dated October 29, 2009 relating to the financial statements of C.I.M. Industries Inc., appearing in this Current Report on Form 8-K/A.

/S/ Maloney & Kennedy, PLLC

Auburn, NH
November 16, 2009